Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Tax-Advantaged Dividend Growth Fund
811-22058

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between the
Fund and Nuveen Advisors, LLC.


   For
           5,697,808
   Against
              172,134
   Abstain
              114,145
   Broker Non-Votes
           2,214,946
      Total
           8,199,033


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and the Funds sub-advisor(s) as follows:


a. Nuveen Fund Advisors and Nuveen
Asset Management, LLC.

   For
           5,683,845
   Against
              181,946
   Abstain
              118,296
   Broker Non-Votes
           2,214,946
      Total
           8,199,033


b. Nuveen Fund Advisors and NWQ
Investment Management Company LLC.



   For
           5,676,685
   Against
              191,870
   Abstain
              115,531
   Broker Non-Votes
           2,214,947
      Total
           8,199,033


c. Nuveen Fund Advisors and Santa
Barbara Asset Management, LLC.



   For
           5,648,743
   Against
              194,114
   Abstain
              141,229
   Broker Non-Votes
           2,214,947
      Total
           8,199,033



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.